ImageWare Systems Elects John Cronin to its Board of Directors

SAN DIEGO, CA - February 16, 2012 - ImageWare Systems, Inc. (OTCPK: IWSY), a leader in multimodal biometric security solutions, announced that John Cronin has been elected to the ImageWare Systems Board of Directors effective February 14, 2012.

Cronin comes to ImageWare as a Managing Director and Chairman of ipCG, the largest intellectual property strategy consulting team in the world, serving over 500 companies since 1998. As the primary architect for ipCG’s transaction methods, John has also structured transactions for ipCG clients, including out-licensing agreements, asset sales, and mergers and acquisitions. Prior to his work at ipCG, John spent 17 years serving as the top inventor at IBM, with over 100 patents and 150 patent publications. Additionally, Mr. Cronin serves as a member of the Board of Directors at Vermont Electric Power Company (VELCO), Armor Designs, Inc., and as a member of the advisory board for innoPad, Inc. and Primal Fusion, Inc.

“John’s track record of assisting companies with unique IP as they convert their technology into actionable financial results is very compelling to our company,” said Jim Miller, ImageWare Chairman and CEO. “We look forward to leveraging his invaluable experience and believe he will help shape and advance our strategic direction to become the standard for biometric identity management.”

Cronin commented: “ImageWare is an early pioneer and IP leader in U.S. patents and external cites for multimodal biometric analysis. I believe this IP foundation provides a substantial competitive advantage that will allow the company to aggressively pursue new applications. I look forward to working closely with Jim and the board during the next phase of ImageWare’s growth.”

For additional information about ImageWare Systems, contact Liolios Group at 949-574-3860 or email IWSY@liolios.com.

About ImageWare Systems, Inc.

ImageWare Systems (OTCPK: IWSY) is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies. Scalable for worldwide deployment, the company's biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare's identification products are used to manage and issue secure credentials including national IDs, passports, driver’s licenses, smart cards and access control credentials. ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities. ImageWare is headquartered in San Diego, CA, with offices in Portland, OR, Washington, D.C. and Ottawa, ON. For more information on ImageWare Systems, visit www.iwsinc.com.

About Liolios Group, Inc.

Liolios Group, Inc. is a highly selective and comprehensive investor relations firm specializing in small and micro-cap companies. The firm aims to deliver superior performance in corporate messaging and positioning, investor awareness, analyst and financial press coverage, and capital attraction. Founded in 1996 in Newport Beach, California, Liolios Group partners each have more than 15 years experience in finance and investments, and represent clients in a wide range of industries, including consumer &

retail, healthcare & bio-pharma, digital media & software, and technology. For more information about Liolios Group, please visit www.liolios.com.

Forward Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. (“ImageWare”) are intended to identify such forward-looking statements. ImageWare may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 949-574-3860

IWSY@liolios.com